CERTIFICATION OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We have issued our report dated January 16, 1996, accompanying the consolidated financial statements of American List Corporation and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Selected Consolidated Financial Information" and "Experts".


/S/ GRANT THORNTON LLP
Grant Thorton LLP

Melville, New York
March 7, 1996